UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

SYMANTEC CORPORATION

(Exact name of the Registrant as specified in its charter)

000-17781 (Commission File Number)	Delaware (State or other jurisdiction of incorporation)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of principal executive offices)	95014 (Zip code)

(408) 517-8000
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On December 16, 2004, Symantec filed a Certificate of Designations to designate 375,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock (the “Series A Stock”) with the Secretary of State of Delaware. The Symantec Board of Directors approved the Certificate of Designations at a meeting held on December 15, 2004. The Certificate of Designations relates to the rights agreement Symantec and BankBoston, N.A., entered into on August 12, 1998 (the “Rights Agreement”). Previously in August 1998, Symantec had filed a Certificate of Designations with the Secretary of State of Delaware designating 200,000 shares of Series A Stock. As a result of Symantec’s filing of an Amended and Restated Certificate of Incorporation on September 20, 2004 that did not incorporate the prior Certificate of Designations, Symantec filed another Certificate of Designations to establish the rights, preferences and privileges of the Series A Stock underlying the rights.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

3.01.	Certificate of Designations of Series A Junior Participating Preferred Stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004	SYMANTEC CORPORATION
	By:	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
3.01	Certificate of Designations of Series A Junior Participating Preferred Stock.